SCHEDULE 14A INFORMATION
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First Franklin Corporation

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To be Held on April 23, 2007
PROXY STATEMENT
VOTE REQUIRED AND QUORUM
OWNERSHIP OF COMPANY STOCK
PROPOSAL ONE — ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
EXECUTIVE OFFICERS
RELATED PERSON TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL TWO — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS

FIRST FRANKLIN CORPORATION
4750 ASHWOOD DRIVE
CINCINNATI, OHIO 45241
(513) 469-5352
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on April 23, 2007
     The Annual Meeting of Stockholders (the “Meeting”) of First Franklin Corporation (“we”, “us” or the “Company”), the holding company for The Franklin Savings and Loan Company, will be held at the corporate office of the Company located at 4750 Ashwood Drive, Cincinnati, Ohio 45241 on April 23, 2007, at 3:00 p.m. local time.
     The Meeting is for the following purposes, all of which are described in the accompanying Proxy Statement:
1.	The reelection of two of our directors;

2.	The ratification of the selection of Clark, Schaefer, Hackett & Co. as our independent registered public accounting firm for the 2007 fiscal year; and

3.	Such other matters as may properly come before the Meeting or any adjournments thereof.
     Action may be taken on the foregoing proposals at the Meeting on the date specified above or on any date or dates to which the Meeting may be adjourned.
     Stockholders of record at the close of business on March 7, 2007, are entitled to vote at the Meeting and any adjournments thereof. We have enclosed a proxy card and a proxy statement for the Meeting. Please complete and sign the enclosed proxy card and promptly return it in the enclosed envelope. The proxy will not be used if you submit a written revocation or a later-dated proxy to us before the commencement of voting at the Meeting or if you attend the Meeting and vote in person.

Cincinnati, Ohio	By Order of the Board of Directors
March 23, 2007

/s/ Thomas H. Siemers

Thomas H. Siemers
President and Chief Executive Officer

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

FIRST FRANKLIN CORPORATION
4750 ASHWOOD DRIVE
CINCINNATI, OHIO 45241
(513) 469-5352
PROXY STATEMENT
Annual Meeting of Stockholders
April 23, 2007
     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of First Franklin Corporation (the “Company,” “First Franklin,” “we” or “us”) of proxies to be used at our 2007 Annual Meeting of Stockholders (the “Meeting”) and all adjournments thereof. We will hold the Meeting at our corporate offices located at 4750 Ashwood Drive, Cincinnati, Ohio 45241, on April 23, 2007, at 3:00 p.m. local time. On or about March 23, 2007, we are first mailing or giving to stockholders the Notice of Annual Meeting of Stockholders, this Proxy Statement and a proxy card.
     The shares represented by proxies will be voted at the Meeting and at all adjournments thereof. You may revoke your proxy at any time before the commencement of voting at the Meeting by either (i) submitting a written revocation or a later-dated proxy to our Secretary, or (ii) attending the Meeting and voting in person before the proxy is exercised. Attending the Meeting will not, by itself, revoke a proxy. Each properly executed proxy received by our Board of Directors (the “Board”) and not revoked will be voted as directed by the stockholder or, in the absence of specific instructions to the contrary, will be voted:

FOR	the reelection of John J. Kuntz and Thomas H. Siemers as directors of the Company for terms expiring in 2010; and

FOR	the ratification of the selection of Clark, Schaefer, Hackett & Co. (“Clark, Schaefer”) as our independent registered public accounting firm for the 2007 fiscal year.
     Proxies may be solicited by the directors, officers, and other employees of the Company and/or The Franklin Savings and Loan Company (“Franklin”) in person or by telephone, telegraph, mail, facsimile or e-mail for use only at the Meeting. We will pay the costs of preparing, assembling, printing, and mailing the Notice, this Proxy Statement and the enclosed proxy and will pay all other costs incurred in the solicitation of proxies by our Board.
     Only stockholders of record as of the close of business on March 7, 2007, are entitled to notice of, and to vote at, the Meeting. Each stockholder is entitled to one vote for each share held on March 7, 2007. As of that date, we had 1,680,334 shares of common stock issued and outstanding.

VOTE REQUIRED AND QUORUM
     A majority of the shares of our issued and outstanding common stock, present in person or represented by proxy at the Meeting, constitutes a quorum. Under Delaware law and our Bylaws, the following proposals must receive the corresponding vote to be adopted:

Proposal	Required Vote

1. Election of directors	The two nominees receiving the greatest number of votes will be elected to our Board of Directors.

2. Ratification of the selection of Clark, Schaefer as our independent registered public accounting firm for the 2007 fiscal year	The affirmative vote of a majority of the shares represented in person or by proxy at the Meeting and entitled to vote.

     If you hold shares in “street name” with a stockbroker, bank or other nominee, you should review the information provided to you by your broker or nominee. This information will describe the procedures you must follow to instruct your nominee how to vote your street name shares and how to revoke previously given instructions.
     If your shares are held in street name and you do not provide voting instructions to your broker, brokerage firms have the authority, under applicable rules of The NASDAQ Stock Market (“NASDAQ”) and other self-regulatory organizations of which they may be members, to vote your shares in their discretion on certain routine matters. The election of directors and the ratification of auditors are considered routine. Proxies signed and submitted by brokerage firms which have not been voted are referred to as “broker non-votes.” Broker non-votes, abstentions, and proxies as to which the authority to vote is withheld are counted toward the establishment of a quorum.
     Because a plurality of the votes cast is required for the election of directors, abstentions, broker non-votes and withheld votes do not have any impact on the election of directors. However, the affirmative vote of a majority of the votes present at the meeting and entitled to vote is required to ratify the selection of Clark, Schaefer. Abstentions will have the effect of votes against ratification. Broker non-votes, however, are not deemed to be “entitled to vote” and will not be included in the voting results on Proposal 2.
     If you sign and date a proxy but do not specify how it should be voted, it will be voted FOR the reelection of the two nominees for director and FOR the ratification of the selection of Clark, Schaefer.
OWNERSHIP OF COMPANY STOCK
     The following table contains share ownership information as of March 7, 2007, for (i) each of our directors, (ii) each individual named in the Summary Compensation Table under the heading “Executive Compensation,” (iii) and all directors and officers of the Company and its most significant subsidiary, Franklin, as a group.

Name (1)	Shares Beneficially Owned (2)		Percent of Class (3)

Richard H. Finan	85,674	(4)	5.09

John J. Kuntz	2,150	(5)	0.13

John L. Nolting	8,250	(6)	0.49

Gretchen J. Schmidt	89,548	(7)	5.25

Thomas H. Siemers	401,127	(8)	23.73

Mary W. Sullivan	7,125	(9)	0.42

Name (1)	Shares Beneficially Owned (2)		Percent of Class (3)

Daniel T. Voelpel	73,851	(10)	4.34

All directors and executive officers of the Company and Franklin as a group (12 persons)	700,294	(11)	39.66

(1)	Each of the persons listed in this table may be contacted at the Company’s address at 4750 Ashwood Drive, Cincinnati, Ohio 45241.

(2)	Unless otherwise indicated by footnote, the individual has sole voting and investment power for all shares reported as beneficially owned.

(3)	Based on 1,680,334 shares outstanding plus the number of vested stock options held by the person or group.

(4)	Includes 3,000 shares that may be acquired upon the exercise of stock options and 37,500 shares as to which Mr. Finan shares voting and investment power.

(5)	Includes 750 shares that may be acquired upon the exercise of stock options.

(6)	Includes 6,500 shares that may be acquired upon the exercise of stock options.

(7)	Includes 24,750 shares that may be acquired upon the exercise of stock options, 18,857 shares allocated to Ms. Schmidt’s account in The Franklin Savings and Loan Company Employee Stock Ownership Plan (the “ESOP”) and 1,350 shares as to which Ms. Schmidt shares voting and investment power.

(8)	Includes 9,750 shares that may be acquired upon the exercise of stock options, 49,462 shares allocated to Mr. Siemers’ ESOP account as to which he has sole voting and investment power, 33,656 shares as to which Mr. Siemers has shared voting and investment power, and 154,824 shares owned by the ESOP and allocated to the accounts of participants other than Mr. Siemers and 10,089 unallocated ESOP shares as to which Mr. Siemers has shared investment power as the ESOP Trustee.

(9)	Includes 3,750 shares that may be acquired upon the exercise of stock options and 1,500 shares as to which Ms. Sullivan shares voting and investment power.

(10)	Includes 21,950 shares that may be acquired upon the exercise of stock options, 29,943 shares allocated to Mr. Voelpel’s ESOP account and 18,820 shares as to which Mr. Voelpel shares voting and investment power.

(11)	Includes shares held directly, shares allocated to executive officers’ accounts in the ESOP, shares that may be acquired upon the exercise of stock options and shares held by certain family members over which the specified persons effectively exercise sole or shared voting and investment power. Also includes the shares that may be deemed to be beneficially owned by Mr. Siemers as Trustee of the ESOP. Shares owned by the ESOP are counted only once in calculating the total number of shares held by Mr. Siemers and the other directors and executive officers as a group. 200 of the shares included in this total are pledged as security.
     The following table contains share ownership information as of March 7, 2007, regarding those persons or entities known by us to beneficially own more than five percent of our outstanding shares:

Name and Address	Shares Beneficially Owned	Percent of Class

Thomas H. Siemers (1) 4750 Ashwood Drive Cincinnati, Ohio 45241	401,127	23.73

The Franklin Savings and Loan Company Employee Stock Ownership Plan (2) 4750 Ashwood Drive Cincinnati, Ohio 45241	214,375	12.76

Name and Address	Shares Beneficially Owned	Percent of Class

Jeffrey L. Gendell (3) 55 Railroad Ave. 3rd Floor Greenwich, Connecticut 06830	115,019	6.85

Tontine Financial Partners, L.P. (3)
Tontine Management, L.L.C. (3) 55 Railroad Ave. 3rd Floor Greenwich, Connecticut 06830	106,019	6.31

Gretchen J. Schmidt (4) 4750 Ashwood Drive Cincinnati, Ohio 45241	89,548	5.25

Richard H. Finan (5) 4750 Ashwood Drive Cincinnati, Ohio 45241	85,674	5.09

(1)	See footnote (8) in the preceding table.

(2)	All shares held by the ESOP are also included as shares beneficially owned by Mr. Siemers as Trustee of the ESOP.

(3)	Based upon information contained in a Schedule 13G/A, Amendment No. 1, filed on February 2, 2007, with the Securities and Exchange Commission (the “SEC”) by Tontine Financial Partners, L.P., Tontine Management, L.L.C., and Mr. Jeffrey L. Gendell. According to the Schedule 13 G/A, each of the foregoing reported shared voting power and shared dispositive power over 106,019 shares and Mr. Gendell reported sole voting power and sole investment power over 9,000 shares.

(4)	See footnote (7) in the preceding table.

(5)	See footnote (4) in the preceding table.
PROPOSAL ONE — ELECTION OF DIRECTORS
     Our Board takes a critical role in guiding our strategic direction and overseeing our management. Directors are divided into three classes, and directors in each class are elected to serve for three-year terms and until their respective successors are duly elected and qualified. Our stockholders elect approximately one-third of the Board annually.
Nominees for Election and Incumbent Directors
     Pursuant to the Nominating Committee’s recommendation, the Board proposes the reelection of the following nominees to serve as directors of the Company until the annual meeting of stockholders in 2010 and until his successor is duly elected and qualified:

			Director of the
		Positions held	Company/Franklin
Name	Age (1)	with the Company	Since	Term to Expire

John J. Kuntz	54	Director	2006/2003	2010

Thomas H. Siemers	73	President, Chief Executive Officer and Director	1987/1953	2010

(1)	As of March 7, 2007.

     John J. Kuntz is the President of Butler Consulting Enterprises, LLC, a consulting firm that provides services to small and mid-size companies looking to sell their business or grow through acquisitions. Mr. Kuntz was formerly President and Chief Executive Officer of Intrieve, Incorporated, a data processing service provider located in Cincinnati, Ohio, and he served in that position from 2000 until Intrieve’s acquisition by Harland Financial Solutions, Inc. in April 2005. Prior to his appointment as President and Chief Executive Officer of Intrieve, Mr. Kuntz had held various positions with Intrieve since his employment there began in 1983. Mr. Kuntz also serves on the advisory boards of St. Joseph’s Orphanage and the Xavier University Williams College of Business. Mr. Kuntz is a licensed Certified Public Accountant. In January 2006, Mr. Kuntz was appointed to the Board of Directors to fill the vacancy created by the death of Rev. Donald E. Newberry.
     Thomas H. Siemers is the President and Chief Executive Officer of the Company. He has been a director of Franklin since 1953, served as President and Chief Executive Officer of Franklin from 1968 until July 2006, and has served as Chairman since July 1, 2006. Mr. Siemers served as a director of the Federal Home Loan Bank of Cincinnati from 1978 to 1983, as the Chairman of the Ohio Savings and Loan League in 1981 and 1982 and served on the Executive Committee of the U.S. League of Savings Institutions from 1982 to 1985. Mr. Siemers is the father of Ms. Schmidt, the Secretary and Treasurer of the Company and the President, Chief Executive Officer and Vice Chairman of Franklin.
     If either Mr. Kuntz or Mr. Siemers is unable to serve, the shares represented by all valid proxies will be voted for the election of the substitute nominee(s), if any, recommended by the Board. At this time, we know of no reason why either Mr. Kuntz or Mr. Siemers might be unable to serve if elected. There are no arrangements or understandings between either of the nominees and any other person pursuant to which he was selected.
     The Board of Directors recommends that you vote FOR the reelection of Mr. Kuntz and Mr. Siemers.
     The following directors will continue to serve after the Meeting for the terms set forth opposite their names:

			Director of the
		Positions held	Company/Franklin	Term to
Name	Age (1)	with the Company	Since	expire

John L. Nolting	74	Director	1987/1981	2008

Richard H. Finan	72	Director	1987/1968	2009

Mary W. Sullivan	50	Director	2003/1996	2009

(1)	As of March 7, 2007.
     John L. Nolting has been the President and Chief Executive Officer of DataTech Services, Inc., a computer service company located in Cincinnati, since 1973. He also serves as the President and Chief Executive Officer of Synoprise Solutions, Inc., a software developer located in Cincinnati, and is a director and the President of DirectTeller Systems, Inc.
     Richard H. Finan is an attorney and has had a private legal practice since 1959. He was a member of the Ohio General Assembly from 1973 until 2002 and served as President of the Ohio Senate from 1997 until 2002. Mr. Finan is also a director of Union Central Life Insurance Company.
     Mary W. Sullivan has been an attorney with the Cincinnati, Ohio law firm of Peck, Shaffer & Williams LLP since 1980. Ms. Sullivan also serves as a director of Summit Mutual Funds, Inc. and is a former member of the Ohio Elections Commission.

CORPORATE GOVERNANCE
Director Independence
     The Board has determined that Mr. Finan, Mr. Kuntz and Ms. Sullivan, who comprise a majority of the Board, are “independent directors” under NASDAQ independence standards. In determining their independence, the Board concluded that there are no relationships between such persons and the Company or Franklin that would interfere with their exercise of independent judgment in carrying out the responsibilities of a director. In making its independence determination, the Board determined that there are no relationships or transactions between the Company or Franklin and our independent directors that are not disclosed under Item 404 of SEC Regulation S-B. The Board has determined that Mr. Siemers and Mr. Nolting are not independent.
Meetings of the Board and Committees of the Company
     Regular meetings of our Board are held quarterly. During the year ended December 31, 2006, the Board held a total of seven meetings. All of the directors attended at least 75% of the total meetings of the Board and meetings held by all committees on which such director served during the year.
     Nominating Committee. Our Nominating Committee is comprised of Mr. Finan, Mr. Kuntz, and Ms. Sullivan, each of whom is independent under applicable NASDAQ rules. The Nominating Committee met twice during 2006. More information on the Nominating Committee can be found below under the heading “Director Nominations Process and Candidate Selection.”
     Audit Committee. Our Audit Committee is also comprised of Mr. Finan, Mr. Kuntz, and Ms. Sullivan, each of whom is independent under SEC and NASDAQ rules applicable to audit committees. The Audit Committee met four times during 2006. The Board has determined that Mr. Kuntz is a “financial expert” as defined by the SEC. A description of the duties of the Audit Committee can be found below under the heading “AUDIT COMMITTEE REPORT” below.
     We have no standing compensation committee and we currently pay no compensation to any of our employees, which are comprised solely of our executive officers. All of the Company’s executive officers are also executive officers of Franklin, and are compensated by Franklin for their services. In accordance with NASDAQ rules, our independent directors, Mr. Finan, Mr. Kuntz and Ms. Sullivan, oversee and approve the compensation paid by Franklin to our executive officers, including reviewing and approving the determinations of Franklin’s compensation committee as it relates to executive officer compensation. We have determined that a compensation committee for the Company is not necessary because the committee would be comprised of the same three independent directors who already oversee our executive compensation. Our entire Board oversees and approves the Company’s and Franklin’s director compensation.
Meetings of the Board and Committees of Franklin
     Franklin’s Board of Directors includes the five directors of the Company as well as Robert L. Bollin, Gretchen J. Schmidt, and Rev. Barry M. Windholtz. Franklin’s Board of Directors holds regular monthly meetings, and during 2006 held a total of 15 regular and special meetings. All directors attended at least 75% of the total meetings of Franklin’s Board of Directors and meetings held by all committees on which such director served. Franklin’s Board of Directors has standing Executive and Compensation Committees.
     Executive Committee. Franklin’s Executive Committee consists of Franklin’s President and three other members of Franklin’s Board of Directors. Each member of Franklin’s Board of Directors, other than Franklin’s President, serves for a total of six months during the year on a rotating basis. This committee met once during 2006 and will meet as necessary during 2007. The committee exercises the power of Franklin’s Board of Directors between regular meetings of Franklin’s full Board of Directors, and all of its actions are reviewed and ratified by Franklin’s full Board of Directors.

     Compensation Committee. Franklin’s Compensation Committee reviews and makes recommendations to Franklin’s Board of Directors regarding compensation of, and benefit programs involving, Franklin’s employees, including its executive officers. The determinations of Franklin’s Compensation Committee relating to executive officer compensation are reviewed and approved by the Company’s independent directors. The Compensation Committee is comprised of Messrs. Siemers, Finan, and Nolting. Mr. Siemers does not participate in decisions or deliberations regarding his own compensation. This committee met three times during 2006.
Director Nomination Process and Candidate Selection
     Our Nominating Committee oversees the nominations process and recommends to the Board a slate of nominees for election as directors. The members of the Nominating Committee are Mr. Finan, Mr. Kuntz, and Ms. Sullivan, each of whom is independent under applicable NASDAQ rules. The Nominating Committee operates pursuant to a charter that sets forth its responsibilities regarding the nominations process. The charter is not currently available on our website; however, a copy of the Nominating Committee Charter is attached as Exhibit A to this Proxy Statement.
     Our Nominating Committee has not established a formal process for identifying and evaluating nominees due to the committee’s desire to approach the nominations process according to the composition of our Board at the time. However, the process for identifying and evaluating nominees is generally as follows: In the case of an incumbent director whose term of office is set to expire, the Nominating Committee reviews the director’s overall service to us during his or her term, including the number of meetings attended, level of participation, and quality of performance. When searching for a new candidate, the committee may look first to directors of Franklin who are not on the Company’s Board. The Nominating Committee will then either nominate incumbent directors for reelection, will nominate current directors of Franklin to serve on the Company’s Board or, if the committee feels a new director is necessary or desirable, will use its network of contacts to compile a list of potential candidates. The committee then meets to discuss and consider each candidate’s qualifications and chooses the nominees by majority vote.
     The Nominating Committee does not have any specific criteria that it believes nominees for election as directors of the Company must meet. However, the committee generally looks for candidates who will be most effective in meeting the long term interests of the Company and our stockholders, who possess high personal values, integrity, and judgment, and who have an understanding of the environment in which the Company and Franklin do business. Factors such as community involvement, financial and business development expertise and business experience are all considered when evaluating potential nominees. In the case of new director candidates, the committee determines whether the nominee is “independent” and whether the new director must be independent for us to remain in compliance with NASDAQ listing requirements.
     The Nominating Committee will consider director candidates recommended by stockholders. The Nominating Committee Charter provides that the committee will receive and evaluate candidates for director proposed by stockholders equally, and using the same criteria, as recommendations from our Board, the Nominating Committee, management or other sources. Other than as set forth in the charter, the Nominating Committee does not have any other policies regarding the consideration of such recommendations. Our lack of policies regarding stockholder recommendations is primarily due to our lack of experience with such recommendations and the need to evaluate any such recommendations on a case-by-case basis.
     A stockholder who wishes to make a recommendation for a director candidate should contact our Board of Directors in the manner described below the heading “Stockholder Communications with Directors.” Any stockholder wishing to make a formal nomination for a director candidate must follow the procedures set forth in Article II, Section 11 of our Amended and Restated Bylaws.
Processes and Procedures for Determining Director and Executive Officer Compensation
     Each year in conjunction with Franklin’s annual budgeting process, management and Franklin’s Compensation Committee review thrift industry compensation survey information obtained from trade associations and the local Chamber of Commerce, as well as Franklin’s current compensation structure. Based upon this review, an overall compensation budget for Franklin is established and approved by Franklin’s board.
     In light of this budget, Ms. Schmidt, Franklin’s President and Chief Executive Officer, recommends salary levels for Franklin’s other executives based upon her performance reviews of our executive officers and salary information contained in the compensation surveys reviewed by the Compensation Committee. The Compensation Committee then reviews Ms. Schmidt’s recommendations and approves annual salaries for Franklin’s executive officers. Franklin’s Compensation Committee directly conducts Ms. Schmidt’s performance review and establishes her salary based on her performance, the compensation survey information available and the overall compensation budget.
     In addition to their base salary, our executive officers receive allocations under Franklin’s employee stock ownership plan and Franklin’s non-contributory defined contribution plan, both of which are described below under the heading “Retirement Benefits.” Participation in these plans is not limited to just officers, and all employees who meet specified eligibility requirements may participate. Also, our officers receive a limited amount of perquisites, such as car allowances and insurance benefits, which are considered by the Compensation Committee when determining salary levels and overall compensation.
     Once Franklin’s Compensation Committee and board have determined executive officer compensation for the year, the compensation of our executive officers (including the determinations of Franklin’s Compensation Committee) is further reviewed and approved by the Company’s independent directors in accordance with NASDAQ rules.
     Director fees for the Company are set by the full Board, and Franklin’s director fees are set by the Company’s Board, based on a review of director fees at comparably sized companies.
Director Compensation
     The following tables set forth all compensation paid by the Company and Franklin to their directors during 2006, excluding Mr. Siemers and Ms. Schmidt, whose compensation as directors of the Company and Franklin is included in the “Summary Compensation Table” below. The Company and Franklin only pay cash director fees and do not pay any other form of director compensation. Neither the Company nor Franklin pays fees for Board or committee meeting attendance.

Director Compensation — First Franklin Corporation
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
Name	in Cash (1)	Awards	Awards	Compensation	Earnings	Compensation	Total (1)

Richard H. Finan	$7,500	—	—	—	—	—	$7,500

John H. Nolting	$7,500	—	—	—	—	—	$7,500

Mary W. Sullivan	$7,500	—	—	—	—	—	$7,500

John J. Kuntz	$7,500	—	—	—	—	—	$7,500

(1)	Consists solely of an annual cash retainer of $7,500, paid in five equal installments.

Director Compensation — Franklin Savings and Loan Company
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
Name	in Cash (1)	Awards	Awards	Compensation	Earnings	Compensation	Total (1)

Richard H. Finan	$19,500	—	—	—	—	—	$19,500

John L. Nolting	$19,500	—	—	—	—	—	$19,500

Mary W. Sullivan	$19,500	—	—	—	—	—	$19,500

John J. Kuntz	$19,500	—	—	—	—	—	$19,500

Robert L. Bollin (2)	$16,500	—	—	—	—	—	$16,500

Barry M. Windholtz (2)	$16,500	—	—	—	—	—	$16,500

(1)	Consists solely of a $19,500 annual cash retainer, paid in 13 equal installments.

(2)	Fees paid to Mr. Bollin and Rev. Windholtz during 2006 reflect service for less than one full year. Mr. Bollin and Rev. Windholtz both joined Franklin’s board in March 2006.
Stockholder Communications with Directors
     A stockholder may communicate with our directors by mailing a written communication to our Secretary, addressed to the full Board, to an individual director, or to a group of directors at our address at 4750 Ashwood Drive, Cincinnati, Ohio 45241. All such communications will be reviewed by our Secretary and, except for communications clearly of a marketing nature, will then be forwarded to the full Board or to the specified director or directors.
Director Attendance at the Annual Meeting
     We expect all directors and nominees to attend our annual meeting of stockholders. Directors and nominees who cannot attend an annual meeting in person are expected to, if possible, attend telephonically or through other means of communication. Any director or nominee who cannot attend an annual meeting is expected to notify our Secretary of his or her inability to attend as far in advance of the annual meeting as possible. All five of our directors attended our 2006 annual meeting.
EXECUTIVE OFFICERS
     The following information describes the business experience during the past five years of the executive officers of the Company and Franklin, other than Mr. Siemers whose experience is described above under the heading “PROPOSAL ONE — ELECTION OF DIRECTORS AND BOARD INFORMATION.” Each officer is elected annually to serve at the pleasure of the Board of Directors of the Company or Franklin, as applicable. There are no arrangements or understandings between the persons named below and any other person pursuant to which such officers were elected.
     Gregory W. Meyers, age 50, is a Vice President and the Chief Lending Officer of Franklin. Prior to joining Franklin in August 2004, Mr. Meyers served as First Vice President, Manager of Mortgage Lending of First Financial Bank in Hamilton, Ohio. From 1993 to 1997, Mr. Meyers was Vice President of Commercial Real Estate and Mortgage Lending with The Huntington National Bank.
     John P. Owens, age 49, is a Vice President and Chief Retail Banking Officer of Franklin. Prior to joining Franklin in September 2004, Mr. Owens was a Vice President and Commercial Real Estate Officer with Oak Hill Bank. From 1998 until 2003, Mr. Owens was a Vice President and Chief Lending Officer with Ameriana Bank and Trust.

     Gretchen J. Schmidt, age 50, has been the Secretary and Treasurer of the Company since 1988. She also serves as President, Chief Executive Officer and Vice Chairman and a director of Franklin, Vice President, Secretary, and a director of Madison Service Corporation, Franklin’s wholly owned subsidiary, and the Secretary of DirectTeller Systems, Inc. Ms. Schmidt held a variety of part-time positions with Franklin between 1971 and 1978 and has held various full-time positions since 1978. Before becoming Franklin’s President and Chief Executive Officer in July 2006, she was Franklin’s Vice President of Operations, responsible for branch operations and general corporate administration. Ms. Schmidt is the daughter of Mr. Siemers.
     Lawrence J. Spitzmueller, age 49, joined Franklin in 1992 as Chief Compliance and Security Officer, became Vice President for Residential Lending in April 2002, and was named Vice President of Compliance and Internal Audit in 2003. Prior to joining Franklin, he was an enforcement attorney with the Office of Thrift Supervision.
     Daniel T. Voelpel, age 59, has been Vice President and Chief Financial Officer of the Company since 1988. He also serves as Senior Vice President and Chief Financial Officer of Franklin, Treasurer of DirectTeller Systems, Inc., and Treasurer and a director of Madison Service Corporation. He has been with Franklin since 1983.
Executive Compensation
     The following table provides certain compensation information for Messrs. Siemers and Voelpel and Ms. Schmidt, our named executive officers. The table includes compensation paid by Franklin for all services rendered during the periods shown because the Company currently does not pay any compensation to its executive officers.

Summary Compensation Table
							Nonqualified
						Non-Equity	Deferred
Name and				Stock	Option	Incentive Plan	Compensation	All Other
Principal Position	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation		Total

Thomas H. Siemers President, Chief Executive Officer and Director of the Company; Chairman and Director of Franklin	2006	$157,472	—	—	—	—	—	$65,081	(1)	$222,553

Gretchen J. Schmidt Secretary and Treasurer of the Company; President, Chief Executive Officer and Director of Franklin	2006	$125,744	—	—	—	—	—	$48,343	(2)	$174,087

Daniel T. Voelpel Vice President and Chief Financial Officer of the Company; Senior Vice President and Chief Financial Officer of Franklin	2006	$138,687	—	—	—	—	—	$27,221	(3)	$165,908

(1)	Consists of contributions to Franklin’s defined contribution plan of $18,703, the $9,318 value of the allocations to Mr. Siemer’s ESOP account, cash director fees from the Company of $7,500, cash director fees from Franklin of $19,500, life insurance premiums paid by Franklin of $4,020 and $6,040 for use of a company automobile.

(2)	Consists of contributions to Franklin’s defined contribution plan of $15,140, the $7,543 value of the allocations to Ms. Schmidt’s ESOP account, cash director fees from Franklin of $19,500, life insurance premiums paid by Franklin of $454 and $5,706 for use of a company automobile.

(3)	Consists of contributions to Franklin’s defined contribution plan of $14,429, the $7,189 value of the allocations to Mr. Voelpel’s ESOP account, life insurance premiums paid by Franklin of $1,222 and $4,381 for use of a company automobile.

Stock Option Information
     The Company did not grant any options to purchase shares of the Company’s stock during 2006. The following table contains information regarding the number and value of unexercised options held by Messrs. Siemers and Voelpel and Ms. Schmidt at December 31, 2006. All currently outstanding options to purchase shares of the Company are fully vested and exercisable. The Company has never granted, and does not have outstanding, any restricted stock, units or other equity-based awards.

Outstanding Equity Awards at Fiscal Year-End
	Option Awards Made By the Company

	Number of	Number of	Equity Incentive
	Securities	Securities	Plan Awards:
	Underlying	Underlying	Number of Securities
	Unexercised	Unexercised	Underlying
	Options/	Options/	Unexercised	Option	Option
Name	Exercisable	Unexercisable	Unearned Options	Exercise Price	Expiration Date

Thomas H. Siemers	4,875	—	—	$19.44	03/01/09
	4,875	—	—	$22.42	03/01/10

Gretchen J. Schmidt	4,500	—	—	$18.00	03/23/08
	2,250	—	—	$13.56	03/01/09
	2,250	—	—	$12.81	03/01/10
	2,250	—	—	$7.75	03/01/11
	4,500	—	—	$10.14	03/01/12
	4,500	—	—	$13.73	03/01/13
	2,250	—	—	$17.67	03/01/14
	2,250	—	—	$20.38	03/01/15

Daniel T. Voelpel	4,500	—	—	$18.00	03/23/08
	2,250	—	—	$13.56	03/01/09
	2,250	—	—	$12.81	03/01/10
	3,950	—	—	$10.14	03/01/12
	4,500	—	—	$13.73	03/01/13
	2,250	—	—	$17.67	03/01/14
	2,250	—	—	$20.38	03/01/15

Employment Contracts
     Thomas H. Siemers. In October 2000, Franklin entered into a three-year employment agreement with Mr. Siemers. In July 2006, in connection with his retirement as the President and Chief Executive Officer of Franklin, Franklin’s board reduced Mr. Siemers’ annual salary to $125,000 to reflect the reduction in his duties. The agreement provides for a salary and performance review by Franklin’s Board at least annually. After such review and prior to the expiration of each year of the agreement, the Board may extend the agreement for periods of one year each. The current expiration date of the agreement is October 23, 2009. The agreement also provides for inclusion of Mr. Siemers in any formally established employee benefit, bonus, pension, and profit-sharing plans for which senior management personnel are eligible and for vacation and sick leave.

     Franklin may terminate the agreement at any time. In the event of termination by Franklin for “just cause,” as defined in the agreement, Mr. Siemers has no right to receive any compensation or other benefits for any period following such termination. In the event of a termination other than for “just cause” and not in connection with a “change of control,” as defined in the agreement, Mr. Siemers will be entitled to payment of an amount equal to his annual salary in monthly payments for a period of 36 months, plus benefits. The agreement further provides that in the event of a termination without just cause in connection with or within one year of a “change of control,” Mr. Siemers will be entitled to payment of an amount equal to three times his annual salary. The amount which would be payable to Mr. Siemers in the event of a “change of control,” based upon his salary as of December 31, 2006, is $375,000.
     Daniel T. Voelpel and Gretchen J. Schmidt. On August 10, 2006, Franklin entered into new employment agreements with each of Ms. Schmidt and Mr. Voelpel. These agreements were effective as of July 1, 2006, and have terms ending on June 30, 2009, but may be extended annually by Franklin’s Board of Directors for periods of one year each. The agreements provide for annual performance reviews by, in the case of Ms. Schmidt, Franklin’s Board, and in the case of Mr. Voelpel, by Franklin’s Board or Ms. Schmidt. The agreements provide for minimum annual base salaries of $175,000 for Ms. Schmidt and $145,000 for Mr. Voelpel, which may be increased in the Board’s discretion based on the results of the annual performance review. The Agreements also provide for vacation and sick leave, as well as participation by Ms. Schmidt and Mr. Voelpel in all formally established employee benefit, bonus and retirement plans maintained by Franklin.
     Franklin may terminate either Agreement at any time. If Franklin terminates an agreement for “just cause,” as defined in the agreement, Mr. Voelpel or Ms. Schmidt, as applicable, would have no right to receive any compensation or benefits under the Agreement after the date of termination. If the termination is without “just cause” and not in connection with a “change of control,” as defined in the agreement, he or she will be entitled to receive payment of his or her annual salary for a period of 12 months after termination, plus benefits. If the termination is in connection with a “change of control,” Mr. Voelpel or Ms. Schmidt, as applicable, would be entitled to a payment of three times his or her annual salary. The amounts payable to Ms. Schmidt and Mr. Voelpel in the event they were terminated in connection with a “change of control,” based upon their salaries as of December 31, 2006, would be $525,000 and $435,000, respectively.
Retirement Benefits
     Employee Stock Ownership Plan. The Company has established the ESOP for the benefit of employees of the Company and its subsidiaries, including Franklin, who are age 21 or older and who have completed at least one year of service with the Company and its subsidiaries. The ESOP provides an ownership interest in the Company to all eligible full-time employees of Franklin. ESOP shares are allocated among participants on the basis of compensation. Except for participants who retire, become disabled or die during a plan year, all other participants must have completed at least 1,000 hours of service in order to receive an allocation. Benefits under the ESOP become fully vested after five years of service.
     Non-contributory Defined Contribution Plan. Participation in this plan is open to substantially all full-time employees of the Company and its subsidiaries including Franklin, who are age 21 or older and who have completed at least one year of service with the Company and its subsidiaries. The Company, at its discretion, makes an annual contribution to the plan equal to 10% of the eligible employees’ compensation. Participants are not eligible to make contributions to the plan. The contributions are allocated to each participants’ account, subject to vesting on a graduated scale over six years. Each participant may allocate their contribution in specified investment options, which primarily consist of mutual funds. At the participant’s option, their account is may be distributed upon termination of employment, death or retirement, or retained in their current investments.

RELATED PERSON TRANSACTIONS
     Franklin, like many financial institutions, has followed a policy of making loans to its officers, directors, and employees and their family members for the financing and improvement of their personal residences and consumer loans for other purposes. None of these loans involve more than the normal risk of collectibility or present other unfavorable features and, except as set forth below, all such loans are made in the ordinary course of business on substantially the same terms and collateral as those available to the general public. Currently, for loans to the officers, directors, and employees of the Company or Franklin and their family members, interest rates are generally set at 1% over Franklin’s cost of funds, subject to adjustment to market rates in the event that employment is terminated. The applicable interest rate on each such loan may be modified annually in the discretion of the borrower. If the employment relationship is terminated, the rate reverts to the contract rate. Loan fees on mortgage loans to employees are generally waived, except to the extent of direct loan origination expenses incurred by Franklin. Other loans are reviewed on an individual basis and any preferential treatment given is based on the employee’s length of service, work performance, and past credit history.
     Set forth below is certain information as of March 1, 2007, regarding all loans made by Franklin to each of its current directors or executive officers which were granted at less than market rates and which, for any individual, resulted in an aggregate indebtedness to Franklin exceeding $120,000 at any time since January 1, 2006:

							Market Interest
		Largest Amount					Rate at the Time of
	Nature of	Outstanding	Balance as of	Principal Paid	Interest Paid	Current Interest	Origination /
Name	Indebtedness	Since 01/01/2006	03/01/2007	Since 01/01/06	Since 01/01/06	Rate	Modification

John J. Kuntz	First mortgage - personal residence	$257,601	$252,390	$5,211	$12,442	4.500%	6.500%

John L. Nolting	First mortgage - personal residence	$104,157	$101,268	$2,889	$6,448	5.375%	6.375%
	Line of credit	17,538	16,533	2,438	1,062	6.250	8.250

Gretchen J. Schmidt	Line of credit	$107,755	$104,538	$3,581	$7,519	6.250%	8.250%
	First mortgage - personal residence	491,793	480,399	11,394	22,706	4.000	6.250

Lawrence J. Spitzmueller	First mortgage - personal residence	$144,800	$140,317	$4,483	$6,663	4.000%	5.875%
	Line of credit	21,051	18,516	4,298	1,397	6.250	8.250

Daniel T. Voelpel	First mortgage - personal residence	$99,970	$93,201	$6,769	$4,518	4.000%	5.750%
	Passbook loan	6,995	6,912	83	336	4.150	5.150
	Passbook loan	7,000	6,951	49	369	4.390	5.390
	Passbook loan	5,987	0	5,987	168	3.320	4.320
	Passbook loan	5,986	5,786	200	219	3.190	4.190
	Passbook loan	5,995	5,914	81	337	4.870	5.870
	Passbook loan	4,245	4,208	37	28	5.810	6.810

     In addition to the loans described above, set forth below is certain information at December 31, 2006, regarding all loans made by Franklin to immediate family members of its current directors or executive officers which were granted at less than market rates and which, for any individual, resulted in an aggregate indebtedness to Franklin exceeding $120,000 at any time since January 1, 2006:

							Market Interest
		Largest Amount					Rate at the Time of
	Nature of	Outstanding	Balance as of	Principal Paid	Interest Paid	Current Interest	Origination /
Name	Indebtedness	Since 01/01/2006	03/01/2007	Since 01/01/2006	Since 01/01/2006	Rate	Modification

Michael J. Finan (1)	First mortgage - personal residence	$150,760	$147,560	$3,200	$9,362	5.375%	6.250%

Christina M. Freese(2)	First mortgage - personal residence	$98,090	$0	$98,090	$1,120	4.00%	5.875%
	First mortgage - personal residence	203,200	200,507	2,693	6,924	4.375	6.500
	Line of credit	18,983	0	18,983	203	5.750	7.750

Julie L. Gorsuch (1)	First mortgage - personal residence	$215,397	$209,266	$6,131	$13,331	5.375%	6.250%

Nancy J. Hagner (1)	First mortgage - personal residence	$112,000	$110,153	$1,847	$5,122	4.375%	6.375%
	First mortgage - personal residence	43,241	0	43,241	264	5.125	5.625

Heidi J. Walsh (3)	Consumer loan	$13,466	$10,108	$3,358	$764	5.490%	7.490%
	First mortgage - personal residence	161,735	157,604	4,131	7692	4.125	6.125
	Consumer loan	10,381	5,357	5,024	564	5.990	7.990
	Line of credit	30,891	30,283	337	1,774	5.750	7.750

Daniel J. Nolting (4)	First mortgage - personal residence	$417,198	$408,588	$8,610	$19,887	4.125%	6.000%

Christian A. Voelpel (5)	First mortgage - personal residence	$168,971	$165,096	$3,875	$8,046	4.500%	5.500%
	Line of credit	8,981	8,981	146	75	5.750	7.750

Jeffrey D. Voelpel (5)	First mortgage- personal residence	$152,662	$149,257	$3,405	$7,791	4.125%	5.875%

(1)	Mr. Finan’s child.

(2)	Mr. Spitzmueller’s stepdaughter.

(3)	Mr. Siemers’ daughter

(4)	Mr. Nolting’s son.

(5)	Mr. Voelpel’s son.
     We own a 51% interest in DirectTeller Systems, Inc. (“DirectTeller”), an Ohio corporation that markets computer software developed by DataTech Services, Inc. (“DataTech”) to financial institutions. Mr. Nolting is the President and Chief Executive Officer of DataTech, which owns the remaining 49% interest in DirectTeller. When our Board of Directors approved this venture in 1989, Mr. Nolting abstained from voting on the matter. We initially contributed $50,000 and DataTech contributed the software that it developed to the initial capitalization of DirectTeller. We are responsible for maintaining the financial records of DirectTeller, and DataTech is obligated to manage its day to day operations, including software maintenance and marketing. DataTech does not receive a management fee for performing these services. Our investment in Direct Teller was $50,000 at December 31, 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors and executive officers, and persons who own more than 10% of a registered class of our stock, to file reports of ownership and changes of ownership in our stock with the SEC. These persons are required by regulation to furnish us with copies of all Section 16 reports that they file. To our knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16 reports required during the year ended December 31, 2006, were timely filed.
PROPOSAL TWO — RATIFICATION OF SELECTION
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     Clark, Schaefer conducted the independent audit of our financial statements for the year ended December 31, 2006, and the Audit Committee has selected Clark, Schaefer as our independent registered public accounting firm for the 2007 fiscal year. Although we are not required by our governing documents or Delaware law to seek stockholder ratification of our auditors, our Board of Directors and the Audit Committee believe it is desirable to do so. If the selection of Clark, Schaefer is not ratified, then the Audit Committee will reconsider its selection. If the selection of Clark, Schaefer is ratified, then the Audit Committee, in its discretion, may nonetheless select a different independent registered public accounting firm any time during the year if it determines that such a change would be in the best interest of the Company and our stockholders.
     The Audit Committee and our Board of Directors request and recommend that our stockholders ratify the selection of Clark, Schaefer as our independent registered public accounting firm for the 2007 fiscal year. Management expects that a representative of Clark, Schaefer will be present at the Meeting, and that such representative will be available to respond to appropriate questions and will have an opportunity, if desired, to make a statement.
     Our Board of Directors and the Audit Committee recommend that you vote FOR the ratification of the selection of Clark, Schaefer as our independent registered public accounting firm for the 2007 fiscal year.
Audit and Non-Audit Fees
     The following table presents fees paid by us to Clark, Schaefer for the audit of our annual financial statements for the years ended December 31, 2006 and 2005, and fees billed for other services rendered by Clark, Schaefer during those periods.

	Year Ended	Year Ended
Type of Fees	December 31, 2006	December 31, 2005

Audit fees (1)	$81,400	$94,066

Audit related fees (2)	1,505	3,750

Tax fees (3)	9,420	8,890

All other fees (4)	—	4,063

Total fees	$92,325	$110,769

(1)	These are fees for professional services performed by Clark, Schaefer for the audit of our annual financial statements and review of financial statements included in our Forms 10-QSB, and services that are normally provided in connection with statutory or regulatory filings or engagements.
(Footnotes continued on next page)

(2)	These are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, such as addressing regulatory issues and internal audit questions.

(3)	These are fees for professional services performed by Clark, Schaefer with respect to tax compliance, tax advice, and tax planning, such as the preparation of federal, state, and local tax returns.

(4)	These are fees for any other work that is not included in any of the above categories, such as the review of our business plan and strategies.
     Our Audit Committee must pre-approve all services to be performed by our independent registered public accounting firm. During 2006, our Audit Committee approved in advance all services provided to us by Clark, Schaefer.
Audit Committee Report
     Our Audit Committee is comprised of Messrs. Finan and Kuntz and Ms. Sullivan, all of whom our Board of Directors has determined are “independent” under NASDAQ Rule 4200(a)(15) and SEC Rule 10A-3. In addition, our Board of Directors has determined that Mr. Kuntz is a “financial expert” under SEC rules. The Audit Committee is responsible for overseeing our accounting functions and controls, as well as engaging an accounting firm to audit our financial statements. Our Board of Directors and Audit Committee have adopted a charter to set forth the committee’s responsibilities. A copy of our Amended and Restated Audit Committee Charter is attached as Exhibit B to this Proxy Statement.
     The Audit Committee received and reviewed the report of Clark, Schaefer regarding the results of their audit, as well as the written disclosures and the letter from Clark, Schaefer required by Independence Standards Board Standard No. 1. The Audit Committee reviewed the audited financial statements with our management. A representative of Clark, Schaefer also discussed with the Audit Committee the independence of Clark, Schaefer from the Company, as well as the matters required to be discussed by Statement of Auditing Standards No. 61, as amended. Discussions between the Audit Committee and the representative of Clark, Schaefer included the following:
•	Clark, Schaefer’s responsibilities in accordance with generally accepted auditing standards

•	The initial selection of, and any changes in, significant accounting policies or their application

•	Management’s judgments and accounting estimates

•	Whether there were any significant audit adjustments

•	Whether there were any disagreements with management

•	Whether there was any consultation with other accountants

•	Whether there were any major issues discussed with management prior to Clark, Schaefer’s retention

•	Whether Clark, Schaefer encountered any difficulties in performing the audit

•	Clark, Schaefer’s judgments about the quality of our accounting principles

•	Clark, Schaefer’s responsibilities for information prepared by management that is included in documents containing audited financial statements
     Based on its review of the financial statements and its discussions with management and the representative of Clark, Schaefer, the Audit Committee did not become aware of any material misstatements or omissions in the financial statements. Accordingly, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-KSB for the year ended December 31, 2006, to be filed with the SEC.
     Submitted by the Audit Committee of the Company’s Board of Directors:

Richard H. Finan	John K. Kuntz	Mary W. Sullivan

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING
     Stockholder Proposals Pursuant to Rule 14a-8. In order to be considered for inclusion in the proxy materials distributed to our stockholders for the 2008 Annual Meeting of Stockholders, a stockholder proposal pursuant to SEC Rule 14a-8 must be received by us no later than November 25, 2007. Written requests for inclusion should be addressed to First Franklin Corporation, Attn: Secretary, 4750 Ashwood Drive, Cincinnati, Ohio 45241. Any such proposal will be subject to the requirements of the proxy rules adopted under the Exchange Act.
     Other Stockholder Proposals. With respect to any other stockholder proposal, the proxy card for our 2008 Annual Meeting will grant the named proxies the authority to vote in their discretion on any matters raised at the 2008 Annual Meeting, without mention of the matter in the proxy materials for the meeting, unless the proponent (i) notifies us of such proposal no earlier than December 26, 2007, nor later than January 25, 2008, and (ii) complies with the other requirements set forth in SEC Rule 14a-4.
OTHER MATTERS
     Our Board of Directors is not aware of any business to come before the Meeting other than the matters described in this Proxy Statement. However, if any other matter properly comes before the Meeting, the holders of the proxies will act upon such matter in their best judgment.
     Our 2006 Annual Report to Stockholders, including financial statements, is enclosed with this Proxy Statement. Any stockholder who has not received a copy of our 2006 Annual Report may obtain a copy by writing to us. The 2006 Annual Report is not part of the proxy solicitation materials and is not incorporated herein by reference.

By Order of the Board of Directors:
/s/ Thomas H. Siemers

Cincinnati, Ohio	Thomas H. Siemers
March 23, 2007	President and Chief Executive Officer

EXHIBIT A
FIRST FRANKLIN CORPORATION
CHARTER OF THE NOMINATING COMMITTEE
PURPOSE
     The purpose of the Nominating Committee (the “Committee”) of the Board of Directors (the “Board”) of First Franklin Corporation (the “Company”) shall be to identify and screen individuals to become members of the Board; receive and evaluate recommendations for potential Board members from shareholders; recommend to the Board the slate of director nominees to be elected by shareholders; recommend directors to be elected by the Board to fill any vacancies; and handle other matters as the Board deems appropriate.
MEMBERS
     The Committee shall consist of at least three members, all of whom must qualify as independent directors (“Independent Directors”) under the listing standards of The Nasdaq Stock Market and other applicable rules and regulations.
     The members of the Committee shall be appointed by the Board. The members shall serve until their resignation, retirement, or removal by the Board or until their successors shall be appointed and qualified. No member of the Committee shall be removed except by majority vote of the Independent Directors of the Board then in office.
RESPONSIBILITIES
     To fulfill its purposes, the Committee shall:
1.	Identify and evaluate prospective candidates for the Board, including those individuals recommended by shareholders. Individuals recommended by shareholders shall be evaluated equally and using the same criteria as individuals nominated by the Board, the Nominating Committee, Management, or other sources. In selecting nominees, the Committee may consider whether a current Board member wishes to be re-elected and, if a new nominee is needed, the skills and experience desired in a new director, such as community involvement, marketing or sales experience, financial expertise, business experience, technological knowledge or business development expertise. The Committee shall look for candidates who, both individually and as a group:
a.	meet the Company’s strategic needs and will be most effective in meeting the long term interests of the Company and its shareholders;

b.	possess the highest personal values, judgment and integrity;

c.	have an understanding of the regulatory and policy environment in which the Company operates; and

d.	have diverse experience in the key business, financial and other challenges that face the Company.
2.	Recommend to the Board a slate of potential nominees to be proposed at the Company’s annual meeting of shareholders, including the nomination of incumbent directors for re-election, as appropriate.

3.	Consider and recommend to the Board the appropriate size of the Board and retirement and other tenure policies for directors.

4.	Review the structure and composition of the Board’s other committees and make recommendations to the Board with respect to such matters.

5.	Review directorships in other public companies held by or offered to directors of the Company.

6.	Evaluate annually the performance of the Committee and the adequacy of the Committee’s charter.

7.	Adopt, as the Committee deems necessary, policies and procedures regarding the nominating process.
OUTSIDE ADVISORS
     The Committee shall have the authority to retain such outside counsel, experts, and other advisors, including search firms to identify director candidates, as it determines appropriate to assist it in the full performance of its functions.
MEETINGS
     The Committee shall meet as often as it deems necessary or appropriate and at such times and places as it may determine. A majority of the Committee shall constitute a quorum. The Committee may invite to meetings or exclude from meetings, as it deems necessary, any members of Management, Directors, or other persons, who may attend but not vote on matters before the Committee. Meetings of the Committee may be held through any communications equipment if all persons participating can hear each other, and participation in a meeting pursuant to this provision shall constitute presence at such meeting. Minutes shall be kept and provided to the Board. The Committee shall make reports to the Board on its activities at such times as the Committee deems appropriate.

2

EXHIBIT B
FIRST FRANKLIN CORPORATION
AMENDED AND RESTATED
AUDIT COMMITTEE CHARTER
Organization
     This Charter governs the operations of the Audit Committee (the “Committee”) of First Franklin Corporation (the “Company”). The Committee shall be comprised of at least three members, each of whom shall be elected by the Board of Directors (the “Board”) annually. All members of the Committee shall be “independent” and satisfy the experience requirements of the applicable rules of the Securities and Exchange Commission (“SEC”) and The Nasdaq Stock Market, Inc. (“Nasdaq”).
Statement of Policy
     The Committee shall oversee the Company’s accounting and financial reporting process, the Company’s systems of internal accounting and financial controls and the annual independent audit of the Company’s financial statements and the Committee shall serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal control systems. In so doing, the Committee will maintain free and open means of communication between the directors, the independent auditor, the internal auditors, and the Company’s financial management.
Responsibilities
     In carrying out its responsibilities and duties, the Committee shall:
1.	Review and reassess the adequacy of this Charter periodically as conditions dictate, but at least annually.

2.	The Committee shall meet with management and the chair of the Committee shall consult with the independent auditor at least quarterly to review the Company’s financial statements consistent with any governmental reporting and Quarterly Reports on Form 10-QSB to be filed with the Securities and Exchange Commission. In addition, the Committee shall periodically meet with management and the independent auditor in separate executive sessions to discuss any matters that the Committee believes should be discussed privately.

3.	Select, retain and, when appropriate, terminate the independent auditor of the Company, set the independent auditor’s compensation and otherwise oversee the independent auditor of the Company as set forth in Section 10A(m)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These powers shall rest solely with the Committee.

4.	Pre-approve all audit services and all permitted non-audit services to be performed by the independent auditor as set forth in Section 10A(i) of the Exchange Act. The Committee may establish policies and procedures for the engagement of the independent auditor or any other accounting firm to provide non-audit related services.

5.	Review and discuss with management the Company’s annual financial statements and the independent auditor’s opinion rendered with respect to such financial statements.

6.	Communicate to the independent auditor that they are ultimately accountable to the Committee.

7.	Ensure that the independent auditor submits to the Committee periodically a formal written statement delineating all relationships between the independent auditor and the Company,

consistent with Independence Standards Board Standard 1 (“ISBS No. 1”), and engage in active dialog with the independent auditor about all disclosed relationships or services that may impact the objectivity and independence of the independent auditor.

8.	Review the performance of the independent auditor and consult with the independent auditor out of the presence of management about internal controls and the effectiveness thereof and the completeness and accuracy of the Company’s financial statements. The Committee’s review should include the matters required to be discussed by Statement on Auditing Standards No. 61 (“SAS No. 61”), as amended by SAS 100, and an explanation from the independent auditor of the factors considered by the independent auditor in determining the audit’s scope. The independent auditor should confirm that no limitations have been placed on the scope or nature of the audit.

9.	Following completion of the audit, review separately with each of management and the independent auditor any difficulties or disagreements encountered during the course of the audit, such as restrictions on scope of work or access to required information, as well as any improvements that could be made in the audit or internal control procedures.

10.	Receive communications, if any, from the independent auditor with respect to interim financial information before the filing of the Quarterly Report on Form 10-QSB with the Securities and Exchange Commission and discuss such communications with management of the Company. The chair of the Committee may represent the entire Committee for purposes of this receipt of communications and discussion with management.

11.	Prepare a report to be included in the Proxy Statement for the Company’s annual meeting of shareholders. As required by the regulations of the Securities and Exchange Commission, the report must state whether the Committee has (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the independent auditor the matters required to be discussed by SAS No. 61, as amended by SAS 100; (iii) received and discussed with the independent auditor the matters required by ISBS No. 1; and (iv) recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the last fiscal year. The name of each Committee member must appear below the report.

12.	Establish, as required by Section 10A(m)(4) of the Exchange Act, procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and establish procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

13.	As the Committee deems necessary, engage and determine funding for independent legal counsel and other advisors for the Committee as required by Section 10A(m)(5) of the Exchange Act.

14.	Maintain minutes of each meeting of the Committee and submit the minutes to, or otherwise report to and discuss the matters from each Committee meeting with, the Board.

15.	Investigate any matter brought to its attention within the scope of its duties, and perform any other activities consistent with this Charter, the Company’s Code of Regulations and governing law, as the Committee or the Board deems necessary or appropriate.

4

REVOCABLE PROXY
FIRST FRANKLIN CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
April 23, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
The undersigned hereby appoints Richard H. Finan, John L. Nolting and Mary W. Sullivan, or any of them, with full powers of substitution and resubstitution, to act as proxy or proxies for the undersigned to vote all shares of Common Stock of First Franklin Corporation (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Meeting”) to be held on April 23, 2007, at the corporate offices of the Company located at 4750 Ashwood Drive, Cincinnati, Ohio 45241, at 3:00 p.m. local time and at any and all adjournments thereof, as indicated on the reverse.
The undersigned acknowledges receipt from the Company, prior to the execution of this Proxy, of Notice of the Meeting, a Proxy Statement dated March 23, 2007, and a copy of the 2006 Annual Report to Stockholders.

Dated: , 2007	Dated: , 2007

Print name of stockholder	Print name of stockholder

Signature of stockholder	Signature of stockholder
Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.
PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE
ENCLOSED POSTAGE-PAID ENVELOPE.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES AND FOR RATIFICATION OF THE SELECTION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
This proxy shall be deemed terminated and of no further force and effect if the undersigned attends and votes in person at the Meeting or submits a later-dated proxy or written revocation to the Company prior to the commencement of voting at the Meeting.
The Board of Directors recommends a vote “FOR” the nominees listed and “FOR” the ratification of the selection of the Company’s independent registered public accounting firm.
1.	The reelection of two directors for terms expiring in 2010:

John J. Kuntz	Thomas H. Siemers

FOR the nominees listed above (except as otherwise indicated)	WITHHOLD AUTHORITY to vote for the nominees listed above
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below).

2. The ratification of the selection of Clark, Schaefer, Hackett & Co. as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2007.	FOR	AGAINST	ABSTAIN
In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.
      Please check here is you plan to attend the Annual Meeting of Stockholders.
(To be signed on the reverse side)